                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                               _________________


                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (date of earliest event reported):  December 23, 1996



                            GLOBAL INDUSTRIES, LTD.
             (Exact name of registrant as specified in its charter)



       LOUISIANA                      2-56600                   72-1212563
(State of Incorporation)      (Commission File Number)        (I.R.S. Employer
                                                          Identification Number)

             107 GLOBAL CIRCLE
           LAFAYETTE, LOUISIANA                                     70503
   (Address of principal executive offices)                      (Zip Code)


      Registrant's telephone number, including area code:  (318) 989-0000

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

       As previously announced, on December 23, 1996, Global Industries, Ltd. ("Global") acquired from a subsidiary of J. Ray McDermott, S.A. a 49% ownership interest in CCC Fabricaciones y Construcciones, S.A. de C.V. ("CCC"), a leading provider of offshore construction services in Mexico, as well as the DB-21, a 400-foot combination pipelay derrick barge, a crawler crane, a saturation diving system and approximately 21 acres of land located adjacent to Global's facility in New Iberia, Louisiana (the "CCC Acquisition"). Global also acquired from a subsidiary of J. Ray McDermott, S.A. an option to purchase for $12.0 million the DB-15, a 400-foot combination pipelay derrick barge currently chartered to CCC. The remaining 51% interest in CCC has been retained by a group of affiliated privately-held Mexican companies that have participated in CCC since its formation. The total purchase price for the CCC Acquisition (including the exercise price of the option to purchase the DB-15) was $38.0 million. In addition, Global (i) has loaned $23.0 million to CCC to repay $15.0 million of existing indebtedness and for working capital needs and (ii) has provided performance guarantees supporting approximately $50.0 million of CCC's existing indebtedness, primarily relating to existing construction projects in progress. Global's investment in CCC will be accounted for under the equity method.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.                         Page
                                                                         ----
       (a)    Financial Statements of Business Acquired.

       Audited Financial Statements
              Report of Statutory Auditor dated February 2, 1996
              Independent Auditors' Report
              Statements of Financial Position as December 31, 1995 and 1994 Statements of Income for the Years ended December 31, 1995 and 1994
              Statements of Changes in Stockholders' Equity for the Years
                     ended December 31, 1995 and 1994
              Statements of Changes in Financial Position for the Years
                     ended December 31, 1995 and 1994
              Notes to Financial Statements

       Interim Financial Statements (Unaudited)
              Statements of Financial Position as of September 30, 1996 Statements of Income for the Nine Months ended
                     September 30, 1996 and 1995
              Statements of Changes in Financial Position for the Nine Months
                     ended September  30, 1996 and 1995
              Notes to Financial Statements

      (b) Pro Forma Financial Information (incorporated by reference to the Company's Registration Statement on Form S-3 (Reg. No. 333-18773).

            Pro Forma Consolidated Balance Sheet as of September 30, 1996
            Pro Forma Consolidated Statement of Operations for the Fiscal Year ended March 31, 1996
            Pro Forma Consolidated Statement of Operations for the Six Months ended September 30, 1996
            Notes to Pro Forma Consolidated Financial Statements

      (c)   Exhibits.

            2.1 Asset Purchase Agreement between Global Industries, Ltd and J. Ray McDermott, Inc. dated as of December 23, 1996.

            2.2 Barge and Crane Purchase Agreement between Global Industries, Ltd and Hydro Marine Services, Inc. dated as of December 23, 1996.

            2.3 Barge Purchase Option Agreement between Global Industries, Ltd and Hydro Marine Services, Inc. dated as of December 23, 1996.

            23.1   Consent of KPMG Cardenas Dosal, S.C.

                      CCC FABRICACIONES Y CONSTRUCCIONES,
                                 S. A. DE C. V.

                              Financial Statements

                           December 31, 1995 and 1994

         (With the Statutory and Independent Auditors' Reports Thereon)

The Stockholders of
CCC Fabricaciones y Construcciones, S. A. de C. V.:

                                                                 (Mexican Pesos)

In my capacity as Statutory Auditor, I have examined the statement of financial position of CCC Fabricaciones y Construcciones, S. A. de C. V. as of December 31, 1995, and the related statements of income, changes in stockholders' equity and changes in financial position for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

My audit was conducted with the provisions of Article 166 of the General Corporations Law and in accordance generally accepted auditing standards those standards require that the audit be planned and performed to obtain reasonable assurance about whether the financial statements are free of material misstatement and are prepared in accordance with generally accepted accounting principles in Mexico. An audit consists of examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In October 1995, the Company suffered a disaster where one of its marine vessel was lost. The loss was covered by the insurance.

As discussed in note 11 c. to the financial statements at December 31, 1995 and 1994, the recovery of accounts receivable for leasing to affiliated companies is uncertain. Such accounts amount to $31,720,248 and $25,033,494 ($16,472,655 at historical value), respectively, which are being negotiated and may generate a future loss for the company in an amount which is unknown at the date of this report.

As discussed in Note 7 to the financial statements, the Company's management is dealing in the process of selling the investment in shares of its associated company "Talleres Navales del Golfo, S. A. de C.V.". Consequently such investment is stated at cost, less the recognition of the estimated loss in the results of operations reflected in its financial statements (unaudited) for the ninth-month period ended December 31, 1995, and deducted them the amortization of the excess in cost on investment. Even though the Company considers not to incur in significant losses in the sale of this investment. The final outcome of this matter is contingent.

Generally accepted accounting principles in Mexico establish that these type of investment should be updated near the closing date of the company which maintain the investment, taking into account the effects of inflation in the associated company and, if applicable, adjusting the investment to net market value. Generally accepted audit standards establish that the financial statements of the associated company should be audited, and according to the information provided by the Company's management, the financial statements of the associated company have not yet been examined by an Independent Public Accountant.

In my opinion, except for the fact that the financial statements of the associated company were not restated and for the effects that may be derived from having audited financial statements of the associated company, the financial statements referred to above present fairly, in all material respects, the financial position of CCC Fabricaciones y Construcciones, S. A. de C. V. at December 31, 1995 and 1994 and the results of its operations, the changes in its stockholders' equity and the changes in its financial position for the year then ended, in accordance with accounting principles generally accepted in Mexico.

I submit this opinion in compliance with the provisions of Article 166 of the General Corporations Law and the bylaws of CCC Fabricaciones y Construcciones,
S. A. de C. V.





Fernando Holguin
Statutory Auditor



Mexico City, February 2, 1996.

The Board of Directors and Stockholders
CCC Fabricaciones y Construcciones, S. A. de C. V.:

                                                                 (Mexican Pesos)

We have examined the statements of financial position of CCC Fabricaciones y Construcciones, S. A. de C. V. as of December 31, 1995 and 1994 and the related statements of income, changes in stockholders' equity and changes in financial position for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Mexico. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and are prepared in accordance with generally accepted accounting principles in Mexico. An audit consists of examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion, except for the limitation indicated in paragraph five below.

In October 1995, the Company suffered a disaster where one of its marine vessel was lost. The loss was covered by the insurance.

As mentioned in note 11 c. to the financial statements as of December 31, 1995 and 1994, the recovery of accounts receivable on leases from affiliated companies is uncertain, for $31,720,248 and $25,033,494 ($16,472,655 at historical value), respectively, which are currently being negotiated and may result in a future loss for the Company in an amount which is unknown at the date of this report.

As discussed in note 7 to the financial statements, the Company's management is dealing in the process of selling the investment in shares of its associated company Talleres Navales del Golfo, S. A. de C. V. Consequently such investment is stated at cost, less the recognition of the estimated loss in the results of operations reflected in its financial statements (unaudited) for nine-month period ended December 31, 1995, and deducted them the amortization of the excess in cost on investment. Even though the Company considers not to incur in significant losses in the sale of this investment. The final out come of this matter is contingent.

Generally accepted accounting principles in Mexico establish that these type of investment should be updated near the closing date of the company which maintain the investment, taking into account the effects of inflation in the associated company and, if applicable, adjusting the investment to net market value. Generally accepted audit standards establish that the financial statements of the associated company should be audited, and according to the information provided by the Company's management, the financial statements of the associated company have not yet been examined by an Independent Public Accountant.

In our opinion, except for the fact that the financial statements of the associated company were not restated and for the effects that may be derived from having audited financial statements of the associated company, the financial statements referred to above present fairly, in all material respects, the financial position of CCC Fabricaciones y Construcciones, S. A. de C. V. at December 31, 1995 and 1994 and the results of its operations, the changes in its stockholders' equity and the changes in its financial position for the year then ended, in accordance with accounting principles generally accepted in Mexico.

                                        KPMG CARDENAS DOSAL, S.C.



                                        Ramon Vasquez Rojas



February 2, 1996.

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.

                        Statements of Financial position

                           December 31, 1995 and 1994

       (Mexican pesos of constant purchasing power at December 31, 1995)


                    Assets                                 1995                1994
                    ------                                 ----                ----
 Current Assets:
     Cash and temporary investments                  $      16,775,360       18,567,672
                                                     -----------------   --------------
     Accounts receivable:
         Petroleos Mexicanos (note 8)                      293,418,760      242,426,203
         Insurance to be recovered (note 6)                184,560,000         -
         Related companies (notes 3 and 11)                 57,279,075      117,234,918
         Other accounts receivable (note 4)                  8,250,056       20,956,274
                                                     -----------------   --------------
             Total accounts receivable                     543,507,891      380,617,395
                                                     -----------------   --------------
     Advances to suppliers (note 5)                         49,535,457       35,420,905

     Prepaid expenses                                        1,963,029       12,059,236
                                                     -----------------   --------------

             Total current assets                          611,781,737      446,665,208
                                                     -----------------   --------------
 Furniture, machinery and
     construction equipment, net (note 6)                  186,947,079      303,538,400

 Advance for the acquisition
     of shares (note 7)                                       -             126,435,843

 Investment in associated company (note 7)                  57,480,000         -

 Excess of cost over investment (note 7)                    57,113,803         -
                                                     -----------------   --------------

                                                     $     913,322,619      876,639,451
                                                     =================   ==============
       Liabilities and Stockholders' Equity                  1995               1994
       ------------------------------------                  ----               ----
 Current liabilities
     Bank loans                                      $     189,786,466      177,958,834

     Current installments of long-term
         debt (note 8)                                      64,139,260       69,442,689
     Accounts payable to suppliers and
         accrued liabilities                               249,729,797      349,551,856
     Related companies (note 3)                             49,185,740        4,702,570
                                                     -----------------   --------------

             Total current liabilities                     552,841,263      601,655,949

 Long-term debt (note 8)                                   235,377,343      121,168,113
                                                     -----------------   --------------

             Total liabilities                             788,218,606      722,824,062
                                                     -----------------   --------------
Stockholders' equity (note 9):
     Capital stock                                         243,989,593      243,989,593
     Paid-in capital                                         2,246,600        2,246,600
     Retained earnings                                     115,126,868       99,908,492
     Restatement of stockholders' equity                  (236,259,048)    (192,329,296)
                                                     -----------------   --------------

             Total stockholder's equity                    125,104,013      153,815,389

 Contingencies and commitments (note 11)
                                                     -----------------   --------------
                                                     $     913,322,619   $  876,639,451
                                                     =================   ==============

See accompanying notes to financial statements.

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.

                              Statements of Income

                     Years ended December 31, 1995 and 1994

                  (Mexican pesos of constant purchasing power
                             at December 31, 1995)

                                                                                        1995                 1994
                                                                                        ----                 ----
  Income from constructions, services
       and leasing services                                                       $     806,840,879       1,022,344,992
  Construction cost                                                                     681,020,695         865,084,753
                                                                                  -----------------       -------------

                Gross income                                                            125,820,184         157,260,239

  Administrative expenses                                                                76,211,854          90,999,604
                                                                                  -----------------       -------------

                Operating income                                                         49,608,330          66,260,635
                                                                                  -----------------       -------------

  Net financing cost (product):
       Interest, net                                                                     61,943,124          35,648,615
       Foreign exchange loss, net                                                       143,844,318          65,174,372
       Gain on monetary position                                                       (107,377,220)         (6,599,451)
                                                                                  -----------------       -------------

                Total net financing cost                                                 98,410,222          94,223,536
                                                                                  -----------------       -------------
  Other income, net (including effect
       in disaster described in note 6)                                                  71,451,426          36,213,191
                                                                                  -----------------       -------------

  Amortization of excess of cost over investment
       in associated company                                                              3,005,990            -
                                                                                  -----------------       -------------

                Income before tax and equity in the results
                        of associated company                                            19,643,544           8,250,290
                                                                                  -----------------       -------------

  Tax on assets (note 10)                                                                 1,642,354           2,211,793
                                                                                  -----------------       -------------
                Earnings before equity in the results of
                        associated company                                               18,001,190           6,038,497

  Equity in the results of associated company (note 7)                                   (2,782,814)           -
                                                                                  -----------------       -------------

       Net income                                                                 $      15,218,376           6,038,497
                                                                                  =================       =============


See accompanying notes to financial statements.

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.

                 Statements of Changes in Stockholders' Equity

                     Years ended December 31, 1995 and 1994

       (Mexican pesos of constant purchasing power as December 31, 1995)


                                                                                                    Restatement          Total
                                                   Capital         Paid-in        Retained      of stockholders'    stockholders'
                                                    stock          capital        earnings           equity           equity
                                                    -----          -------        --------           ------           ------
Balances at December 31, 1993                $    174,667,516     24,112,738    93,869,994       (231,578,273)        61,071,975

Increase in capital stock through the
      capitalization of liabilities
     (note 9)                                      47,455,939       -             -                   -               47,455,939

Increase in capital stock through the
     capitalization of paid-in
     capital (note 9)                              21,866,138    (21,866,138)     -                   -                 -

Recognition of the effects of inflation
     on the financial information                                                                  39,248,977         39,248,977

Net income                                        -                 -            6,038,498            -                6,038,498
                                             ----------------     ----------   -----------       ------------        -----------

Balances at December 31, 1994                     243,989,593      2,246,600    99,908,492       (192,329,296)       153,815,389

Recognition of the effects of inflation
     on the financial information                 -                 -               -             (43,929,752)       (43,929,752)


Net income                                        -                 -           15,218,376            -               15,218,376
                                             ----------------     ----------   -----------       ------------        -----------

Balances at December 31, 1995                $    243,989,593      2,246,600   115,126,868       (236,259,048)       125,104,013
                                             ================     ==========   ===========       ============        ===========


See accompanying notes to financial statements.

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.

                  Statements of Changes in Financial Position

                     Years ended December 31, 1995 and 1994

       (Mexican pesos of constant purchasing power at December 31, 1995)

                                                                           1995                     1994
                                                                           ----                     ----
 Operating activities:
      Net earnings                                           $            15,218,376             6,038,498
      Add charges not requiring funds:
         Depreciation and amortization                                    21,796,751            17,608,176
         Equity in the results of associated company                       2,782,814              -
                                                             -----------------------   -------------------

         Funds provided by operations                                     39,797,941            23,646,674

 Net investing in operating accounts                                    (373,399,310)          (20,021,584)
                                                             -----------------------   -------------------

         Funds (used in) provided by operating activities               (333,601,369)            3,625,090
                                                             -----------------------   -------------------
 Financing activities:
      Capital stock increases                                              -                    47,455,939
      Bank loans, net                                                    120,733,433           223,534,869
      Related parties                                                    104,439,013          (108,314,225)
                                                             -----------------------   -------------------

         Funds provided by financing activities                          225,172,446           162,676,583
                                                             -----------------------   -------------------
 Investing activities:
      Acquisition of furniture, machinery and
 construction equipment, net                                             (13,149,440)          (59,530,154)
      Write-off of marine vessel due to disaster                         110,950,000             -
      Advance for the acquisition of shares and
      investment in shares                                                 8,836,051          (107,070,980)
                                                             -----------------------     -----------------

 Funds provided by (used in) investing activities                        106,636,611          (166,601,134)
                                                             -----------------------   -------------------

 Decrease in cash and temporary investments                               (1,792,312)             (299,461)

 Cash and temporary investments:
      At beginning of year                                                18,567,672            18,867,133
                                                             -----------------------   -------------------

      At end of year                                         $            16,755,360            18,567,672
                                                             =======================   ===================


See accompanying notes to financial statements.

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.

                       Notes to the Financial Statements

                  (Mexican pesos of constant purchasing power
                             at December 31, 1995)

(1)  Operations and summary of significant accounting policies:

     The Company's main activity is to render services mainly to Petroleos Mexicanos (PEMEX) of oil and gas pipeline, construction and installation of submarine oil and gas pipelines, manufacture and installation, maintenance and repair of oil platforms, naval services related with barges, tugboats and all type of marine vessels, constructions of industrial plants, manufacture and installation of structural bridges, construction of catalytic plants and lease of marine vessels, as well as investment in other companies' shares.

     Grupo Consorcio de Fabricaciones y Construcciones, S.A. de C.V. owns 51% of the Company and OPI International, Inc., which was purchased by J. Ray McDermott Holdings, Inc. in February 1995, owns the remaining 49%.

     The Company has no personnel. Administrative and labor services are provided by an affiliate.

     In accordance with provisions of the Monetary Law until December 31, 1994, it was mandatory to express all figures in financial statements or other accounting documents in "New pesos" or with the symbol "N$". As from January 1, 1996, this provision was revoked and it is obliged to express them in pesos ($).

     A description of the most significant accounting policies and practices followed by the Company in the preparation of the financial statements follows:

     a. Financial statements presentation - The accompanying financial statements include the recognition of the effects of inflation on the financial information and are expressed in pesos of constant purchasing power at the most date of the recent statement of financial position.

             The most significant Mexican National Consumer Price Indexes
             (NCPI) used to recognize the effects of inflation were:

             December 31, 1995                          156.9150
             December 31, 1994                          103.2566
             December 31, 1993                           96.4550

     b. Temporary investments - Stated at the lower of acquisition cost plus earned interest at the statement of financial position date, or estimated market value. Increases or decreases are reflected in current year's operations.





                                  13                                 (Continued)

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.

                       Notes to the Financial Statements

                  (Mexican pesos of constant purchasing power
                             at December 31, 1995)

         c. Income and cost from construction and leasing services - Income from construction, and related costs, are recognized as incurred based on periodic estimates. Construction cost is restated using factors derived from the NCPI.

         d. Investment in shares - Investment in shares stock of associated company from which the Company owns 40% of its capital stock, is valued at the lower of acquisition cost plus the recognition of equity in its results of operations, or net market value (note 7). The excess of cost on investment is amortized by the straight-line method over twenty years.

         e. Furniture, machinery and construction equipment - The furniture, machinery and construction equipment, including those acquired through financial leasing, are restated at net replacement value, based on appraisals made by independent appraisers. Depreciation is computed using the straight-line method, according to the useful life of the corresponding assets.

         f. Income tax (IT) - The IT charged to operations, include the currently payable amount, and in addition recognize the effect on IT of significant timing differences between taxable and accounting income, on which it may reasonably be estimated that a tax benefit or liability for tax purposes will arise within a specific period and are not offset with timing items of similar nature.

         g. Foreign currency transactions and exchange differences - All foreign currency transactions are recorded at the rates of exchanges prevailing on the date of their execution or liquidation. Foreign currency assets and liabilities are translated at the exchange rates in force at the date of the statement of financial position. Exchange differences are charged to current year's operations.

         h. Monetary effect - Determined by multiplying the difference between monetary assets and liabilities at the beginning of each month by inflation to year-end. The aggregate results represent the gain on monetary position derived from inflation.

         i. Restatement of capital stock and retained earnings - Determined by multiplying capital stock contributions and retained earnings by factors derived from the NCPI, which measure the accumulated inflation from the dates when contributions were made and earnings or losses were generated, to year- end. The amounts thus obtained represent the constant values of stockholders' investment, which are stated together with historical values.





                                     14                              (Continued)

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.

                       Notes to the Financial Statements

                  (Mexican pesos of constant purchasing power
                             at December 31, 1995)


         j. Restatement of stockholders' equity - Determined by the algebraic sum of the monetary effect, including the accumulated results from the original monetary position and the results from holding non-monetary assets.

(2)      Foreign currency exposure and transactions:

         The monetary assets and liabilities in United States dollars at December 31, 1995 and 1994 are as follows:

                                                       (Thousands of dollars)
                                                      -----------------------
                                                         1995         1995
                                                         ----         ----
          Assets:
          Current assets:                               44,411        35,033
                                                      --------        ------
          Liabilities:
                  Short-term                            41,876        42,049
                  Long-term                             33,358        17,690
                                                      --------        ------

                                                        75,234        59,739
                                                      --------        ------

                  Net liabilities                       30,823        24,706
                                                       =======        ======

          Future cash flow in foreign currency         142,992        21,600
                                                       =======        ======





                                     15                              (Continued)

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.

                       Notes to the Financial Statements

                  (Mexican pesos of constant purchasing power
                             at December 31, 1995)

         At December 31, 1995 the Company had no exchange risks hedge instruments; however, the future cash flows in dollars estimated by the Company are as follows:

                                                           (Thousand of dollars)

         Pemex:
                 Leasing contract for installation of
                      submarine oil and gas pipelines and           56,000
                      marine vessels

                 Leasing negotiation of a marine vessel
                      pending to be concluded*                       3,600

                 Leasing negotiation of installation of
                      submarine pipelines pending to be
                      concluded*                                    42,500

                 Several licitations to be obtained*                25,600

         Sale of TNG shares*                                        15,292
                                                                   -------

                                                                   142,992
                                                                   -------
         *unaudited information

         The future cash flow of these transactions will be applied to cover loans in U.S. dollars, as well as to finance the working capital.

         The exchange rate with regard to U.S. dollar at December 31, 1995 and 1994 was $7.69 and $4.94, respectively. At February 2, 1996, date of the accountants report, it was $7.50

         Up to December 20, 1994, the rate of exchange slid on a daily basis; however, on such date, the Mexican Government decided to widen the fluctuation range. The following day, Banco de Mexico eliminated such band allowing the rate of exchange to vary according to demand, and supply, giving rise to a devaluation of the Mexican peso before the U.S. dollar and other currencies.

         At December 31, 1995, the Company held foreign non-monetary assets for an approximate value of US$19,779,444, which replacement value may only be determined in foreign currency.





                                    16                              (Continued)

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.

                      Notes to the Financial Statements

                  (Mexican pesos of constant purchasing power
                             at December 31, 1995)


         Below is a summary of transactions carried out abroad during the years ended December 31, 1995 and 1994, excluding machinery and equipment importation:

                                                                                           (Thousand of dollars)
                                                                                           ---------------------
                                                                                        1995                    1994
                                                                                        ----                    ----
         Imported supplies and spare parts                                             14,315                  16,249
         Interest expense                                                               5,017                   2,152
                                                                                       ======                  ======

(3)      Transactions and balances with related companies:

         The transactions carried out with affiliated companies during the years ended December 31, 1995 and 1994 were as follows:

                                                                                           1995                         1994
                                                                                           ----                         ----
         Personnel labor expense and spare parts                                      $ 135,420,511                 121,347,966
         Freight expenses                                                                24,638,765                  23,828,400
         Property rental expense                                                          4,285,130                   3,950,699
         Purchase of marine vessels                                                              --                  39,087,350
         Interest expense                                                                 2,948,118                          --
         Purchase of supplies and spare parts                                            31,089,387                          --
         Other                                                                            8,285,689                          --
                                                                                      =============                 ============

         The amounts receivable from and payable to related companies at December 31, 1995 and 1994, are comprised as follows:

                                                                                        1995                    1994
                                                                                        ----                    ----
         Accounts receivable:
         -------------------
         Corporacion de Servicios Maritimos, S.A. de C.V.                           $43,330,793              48,195,450
         J. Ray McDermott (before OPI International Inc.)                                    --              41,721,399
         Corporacion de Industrias y Construcciones,
                 S.A. de C.V.                                                                --              11,530,712
         Inmobiliaria y Administradora Turistica
                 Tres Playas, S.A.                                                    8,513,315              11,062,258
         Direccion Corporativa y Empresarial, S.A. de C.V.                            2,087,172               3,623,415
         Inmobiliaria Rio Tuxpan, S.A. de C.V.                                               --               1,101,684
         Omnirent Aviones, S.A. de C.V.                                                 829,366                      --
         Consultoria y Servicios de Ingenieria
                 Petrolera, S.A. de C.V.                                              2,518,429                      --
                                                                                    -----------             -----------
                      Total                                                         $57,279,075             117,234,918
                                                                                    ===========             ===========





                                    17                              (Continued)

               CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.

                       Notes to the Financial Statements

                  (Mexican pesos of constant purchasing power
                             at December 31, 1995)

                                                                                     1995              1994
                                                                                     ----              ----
          Accounts payable:
          ----------------
          Inmobiliaria Rio Tuxpan, S.A. de C.V.                                   $  2,680,099               --
          Corporacion de Industrias y Construcciones,
                  S.A. de C.V.                                                       4,418,705               --
          Consorcio Industrial de Modulos
                  Electromecanicos, S.A. de C.V.                                     2,335,027        4,663,793
          Offshore Support Services, Inc.                                           10,951,598               --
          Personal Administrativo y de Servicos,
                  S.A. de C.V.                                                         713,601           38,777
          J. Ray McDermott Holdings, Inc.                                           24,031,598               --
          Talleres Navales del Golfo, S.A. de C.V.                                   4,055,112               --
                                                                                  ------------       ----------

                  Total                                                           $ 49,185,740        4,702,570
                                                                                  ============       ==========

(4)      Other accounts receivable:

         Other accounts receivable are analyzed as follows:

                                                                                         1995                     1994
                                                                                         ----                     ----
                          Recoverable income tax and tax on assets                            --                 2,831,131
                          Recoverable value added tax                                         --                 2,854,667
                          Other                                                   $    8,250,056                15,270,476
                                                                                  --------------                ----------

                                  Total                                           $    8,250,056                20,956,274
                                                                                  ==============                ==========



(5)      Advances to suppliers and inventories:
         -------------------------------------
         Are comprised as follows:

                                                                                          1995                           1994
                                                                                          ----                           ----
                          Advances to suppliers                                   $      49,535,457                   35,350,163
                          Supplies                                                           --                           70,742
                                                                                  -----------------                   ----------

                                  Total                                           $      49,535,457                   35,420,905
                                                                                  =================                   ==========






                                   18                              (Continued)

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.

                       Notes to the Financial Statements

                  (Mexican pesos of constant purchasing power
                             at December 31, 1995)


(6)      Furniture, machinery and construction equipment:
         -----------------------------------------------

         The investment in furniture, machinery and construction equipment is analyzed as follows:

            December 31, 1995              Acquisition cost           Restatement               Total
            -----------------              ----------------           -----------               -----
Marine vessels                           $   67,442,863              244,735,237             312,178,100
Construction equipment                       15,593,649               35,412,245              51,005,894
Transportation equipment                        241,892                3,952,989               4,194,881
Furniture and fixtures                          648,054                1,609,830               2,257,884
Computer equipment                            2,288,859                  986,514               3,275,373
Constructions in progress                       968,436                       --                 968,436
Equipment acquired on financial
        leasings                              3,921,436                1,646,178               5,567,614
                                         --------------              -----------             -----------

                                             91,105,189              288,342,993             379,448,182

Accumulated depreciation                     18,048,772              174,452,331             192,501,103
                                         --------------              -----------             -----------

                                         $   73,056,417              113,890,662             186,947,079
                                         ==============              ===========             ===========

            December 31, 1994
            -----------------

Marine vessels                           $  137,251,863              357,173,916             494,425,779
Construction equipment                       14,721,548               85,018,030              99,739,578
Transportation equipment                        246,827                5,346,233               5,593,060
Furniture and fixtures                          608,896                1,950,947               2,559,843
Computer equipment                            1,714,310                1,347,038               3,061,348
Constructions in progress                       968,436                  503,296               1,471,732
Equipment acquired on financial
        leasings                              4,126,882                2,399,099               6,525,981
                                         --------------              -----------             -----------

                                            159,638,762              453,738,559             613,377,321
Accumulated depreciation                     24,794,989              285,043,932             309,838,921
                                         --------------              -----------             -----------

                                         $ 134, 843,773              168,694,627             303,538,400
                                         ==============              ===========             ===========




                                    19                               (Continued)

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.

                       Notes to the Financial Statements

                  (Mexican pesos of constant purchasing power
                             at December 31, 1995)

         On October 15, 1996, due to climatological event, marine vessel No. 269 wrecked in Campeche area. An international firm specialist on shipwrecks made an analysis and reported that the accident was a total loss. For this situation the Company recognized on its records the following operations:

         Loss for the write-off of asset, net                  $   110,950,000
         Estimation of expenses related to the disaster              7,200,000
                                                               ---------------
                                                                   118,150,000
         Claim to the insurance company (24 million dollars)       184,560,000
                                                               ---------------
         Excess                                                $    66,410,000
                                                               ===============

         The excess will be applied to purchase a new barge, which estimated value is 15 million dollars, or into lease a vessel.

(7)      Investment in shares and excess of cost over investment:
         --------------------------------------------------------

         Since 1992, CCC Fabricaciones y Construcciones, S.A. de C.V. (CCC) has been in the process of acquiring a significant portion of the shares of Astilleros Unidos de Veracruz, S.A. de C.V. (AUVER), with the purpose of complementing its marine operations and transferring its operating equipment from Tuxpan to Veracruz cities.

         In this process, CCC took over the management of AUVER and in April 1992 transferred its technical and administrative personnel, as well as its construction equipment to the facilities of AUVER to conduct joint operations. At the same time, financial support was given to AUVER, which in the other hand, has provided services to CCC. The net balance of these transactions in favor of CCC amounts to $69,873,467 ($45,978,461 at historical values) at December 31, 1994.

         In December 1994, the fourd of the first importance court of Veracruz City declared the bankruptcy of AUVER and, on the other hand, in May 1994, Talleres Navales del Golfo, S.A. de C.V. (TNG), an affiliate of CCC, obtained the concession to use the harbor installations on the shipyard located in the port of Veracruz. Consequently, CCC has continued with its purpose to complement its marine operations by investing in its affiliated Company TNG, by acquiring 40% of its capital stock and initially contributing the debt payable by AUVER on the amount of N$45,978,461. On December 31, 1994, CCC and TNG entered into an agreement whereby the latter recognizes such debt, indicating that CCC was committed to spend $66,450,915 of its own equity to maintain the shipyard's operations and preserve its assets, for the benefit of TNG and recognizes CCC as debtor for such amount, which CCC capitalized as part of its 40% share in the capital stock of TNG. The difference between the debt recorded in books $45,978,461, and the final debt recognized





                                      20                             (Continued)

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.

                       Notes to the Financial Statements

                  (Mexican pesos of constant purchasing power
                             at December 31, 1995)

         by TNG of $66,450,915 of $20,472,454 was recognized as other income in the statement of income.

         TNG initiated operations on March 10, 1995, with the commitment to pay concession rights for 30 years as set forth in the concession agreement. In addition, TNG acquired the following commitments:

         -       Purchase AUVER'S fixed assets for at least 10 million dollars.

         - Settle a debt payable to Navimim, over the incomplete construction of vessels, up to 2 million dollars.

         -       Liquidate suppliers up to 1 million dollars.

         - Recognition of a liability of approximately 17 million dollars of AUVER and in favor of Banco de Comercio Exterior; however, TNG made negotiations with the aforementioned Bank to recognize the liability for $28,740,000, which was capitalized as mentioned below.

         - Investment in fixed assets as necessary, including the replacement of the dry floating deck.

         - Dedicate an amount equal to 7.5% of dividends paid to stockholders, if any, over the following ten years after the assignment of the concession rights and obligations of the shipyard, in order to negotiate other liabilities with AUVER creditors.

         The amount of these commitments, including the recognition of the indebtedness with CCC referred in the following paragraph, were recorded in TNG as preoperative expenses to be amortized on a long-term basis.

         The sale of equipment by the Company to TNG negotiated since 1994, in the amount of N$29,218,863, was agreed in 1995, obtaining a profit of N$20,275,154. The amount due to the Company was also capitalized as part of 40% of the capital stock of TNG.





                                     21                              (Continued)

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.

                       Notes to the Financial Statements

                  (Mexican pesos of constant purchasing power
                             at December 31, 1995)

         In summary, the Company's investment in TNG is analyzed as follows:

         Capitalization of current account with AUVER                                $   66,450,915
         Cash delivered to TNG                                                           15,872,480
         Expenses made by TNG                                                             4,407,520
                                                                                     --------------

                                                                                         86,730,915
         Capitalization of account receivable on the sale of equipment
                 (includes value added tax of $4,382,831)                                33,601,692
                                                                                     --------------

                 Total                                                                  120,332,607

         Cash delivery                                                                       50,000
         Equity in the results of TNG (computed over unaudited financial statements for nine-month period ended December 31, 1995)
                                                                                         (2,782,814)
                                                                                     --------------

                                                                                        117,599,793
         Par value of shares equal to 40% of the capital stock of TNG
                                                                                         57,480,000
                                                                                     --------------
         Excess of cost over investment, subject to future long-term
                 amortization                                                            60,119,793

         Less amortization for the year                                                   3,005,990
                                                                                     --------------

                                                                                     $   57,113,803
                                                                                     ==============

         Starting in March 8, 1995 the TNG shareholders will be as follows:

                                                               Nominal contribution                   Shares
                                                               --------------------                   ------
         CCC                                                      $   57,480,000                    57,480,000
         McDermott International Investment Co. Inc.,
                 (cash contributions)*                                57,480,000                    57,480,000
         Banco Nacional de Comercio Exterior (payment
                 in lieu of loan)*                                    28,740,000                    28,740,000
                                                                  --------------                   -----------
                 Tres Playas, S.A.                                $  143,700,000                   143,700,000
                                                                  ==============                   ===========

             * McDermott International Investment Co. Inc., later acquired the shares owned by Banco Nacional de Comercio Exterior.





                                     22                             (Continued)

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.

                       Notes to the Financial Statements

                  (Mexican pesos of constant purchasing power
                             at December 31, 1995)

         The Company is negotiating to sale the investment in shares of this associated to other related entity, and estimates that it would not have a significant loss derived from this transaction. Such investment was valued at acquisition cost less equity in the loss incurred for the nine-month period ended December 31, 1995. Management considers that the market value will be sufficient to assure the investment in shares and the excess over investment, and that a significant loss is not expected from this sale.

(8)      Long-term debt:

         The long-term at December 31, 1995 and 1994 is analyzed as follows:

                                                                                        1995                      1994
                                                                                        ----                      ----
         Loans received from:
                 J. Ray McDermott Holdings, Inc.:
                 Promissory note for US 13,291,406 bearing 13%
                      annual interest, payable in monthly
                      installments until August 31, 1998, guaranteed
                      with shares of CCC owned by CFC.
                                                                                     $102,210,912                   --
         Banque Paribas:
                 US 15,000,000 bearing 6.94% annual interest,
                 without maturity date, guaranteed by stockholder J.
                 Ray McDermott Holdings, Inc.                                         115,350,000                   --
         Serfin, S.A.:
                 Loan for US5,140,000 payable in monthly
                 installments of US 213,383.  The loan bears
                 interest at an annual rate of 18%.  The loan is
                 guaranteed with two marine vessels, with the rights
                 of two agreements with PEMEX and by a shareholder
                 endorser.                                                             39,526,600                   --
                 Loan for US 7,700,000 payable in two installments:
                 one for US 1,280,000 in May 1995, and another for
                 US 6,420,00 in November 1995.  The loan bears
                 interest at an annual rate of 9.75%, payable
                 semiannually; however, as verbally agreed with the
                 Bank, the Company is only paying US$213,333 a month
                 at LIBOR plus two points.  The loan is guaranteed
                 with the marine vessels, with the rights of the
                 contract with PEMEX and one stockholder endorser.
                                                                                       --                        57,806,348
                                                                                     ------------                ----------

                      Carried forward                                                $257,087,512                57,806,345
                                                                                     ------------                ----------





                                     23                             (Continued)

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.

                       Notes to the Financial Statements

                  (Mexican pesos of constant purchasing power
                            at December 31, 1995)

         Brought forward                                                             $257,087,512           57,806,345
         Den Norse Bank:
                 Promissory notes for US 399,271 payable on June 30,
                 1997, guaranteed by J. Ray McDermott Holdings, Inc.
                                                                                        3,070,401                   --
         ICA Ingenieria, S.A. de C.V.:
                 Agreement entered for US 2,868,295 with interest of
                 13%, without guarantees                                               22,057,189                   --
         Nisho Iwai:
                 Loan for US12,000,000 bearing interest at LIBOR
                 plus 2.75%, payable in fourteen monthly
                 installments of US500,000 each, starting January
                 1995 and a final payment of US5,00,000.  The loan
                 is guaranteed with the rights of a contract with
                 PEMEX, 50% endorser of a stockholder and J. Ray
                 McDermott, S.A.                                                               --           90,087,818
         OPI International:
                 Loan for US5,000,000 payable in the year 2000,
                 bearing 4% annual interest and guaranteed with
                 marine vessels.  It is intended to capitalize this
                 loan, so therefore the creditor agrees not to
                 recognize interest and to translate its debt at the
                 exchange rate of $3.50 ($4.94 in 1995).                               17,301,501           42,716,639
                                                                                     ------------          -----------

         Total long-term debt                                                         299,516,603          190,610,802
         Less current installments                                                     64,139,260           69,442,689
                                                                                     ------------          -----------

         Long-term debt excluding current liabilities                                $235,377,343          121,168,113
                                                                                     ============          ===========

         On June 1, 1995 the Company completed the restructure of its short-term bank debts, obtaining long-term refinancing for US15,000,000 from a foreign bank (Banque Paribas) and an additional loan for US15,000,000 from J. Ray McDermott Holding Inc., under the terms described before.





                                        24                           (Continued)

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.

                       Notes to the Financial Statements

                  (Mexican pesos of constant purchasing power
                             at December 31, 1995)

         This restructuration was applied as follows:

                                                                     Dollars
                                                                     -------
         To reconvert to long-term various credits with
                 domestic banks in pesos                            17,000,000
         Cash delivery to TNG, for shares acquisition                3,348,000
         For OPI loans payment                                       1,600,000
         For working capital                                         8,052,000
                                                                    ----------

                 Total                                              30,000,000
                                                                    ==========

(9)      Stockholders' equity:

         The principal characteristics of the accounts comprising stockholders' equity are described below:

         a. At the General Shareholders' Meeting held on February 14 and March 1, 1994, it was agreed to increase the variable portion of capital stock by the capitalization of $47,455,939 ($30,231,387 at historical values) of liabilities to shareholders, plus a portion of the paid-in capital for $21,866,138 ($13,440,875 at historical values).

         b. After these increases, the capital stock is represented by common, nominative shares, subscribed and paid with a par value of one peso each, divided as shown below:

                                                                          Shares             Amount
                                                                          ------             ------
         Series "A" shares representing fixed capital stock,
                 restricted to Mexicans                                 33,185,791      $   33,185,791
         Series "B" shares representing the variable portion of the
                 capital stock with no restrictions                     31,884,387          31,884,387
                                                                        ----------      --------------

                                                                        65,070,178      $   65,070,178
                                                                        ==========      ==============





                                    25                              (Continued)

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.

                       Notes to the Financial Statements

                  (Mexican pesos of constant purchasing power
                             at December 31, 1995)

         c. At December 31, 1995 and 1994 the stockholders' equity accounts are comprised as follows:


                               Capital                            Retained
         December 31, 1995      stock      Paid-in capital   earnings (deficit)
         -----------------      -----      ---------------  ------------------
         Historical values   $ 65,070,178      1,380,960        (106,651,726)
         Restatement          178,919,415        865,640         221,778,594
                             ------------   ------------        ------------

         In constant pesos   $243,989,593      2,246,600         115,126,868
                             ============   ============         ===========



         December 31, 1994
         -----------------

         Historical values   $ 65,070,178      1,380,960         (26,763,094)
         Restatement          178,919,415        865,640         126,671,586
                             ------------   ------------        ------------

         In constant pesos   $243,989,593      2,246,600          99,908,492
                             ============      =========          ==========


         d.      Retained earnings are subject to the following restrictions:

                 - 5% of net income for the year should be appropriated to constitute the legal reserve, until it reaches one-fifth of capital stock.

                 - The amount of stockholders' contributions and retained earnings pending to be distributed, restated on tax bases, on which income tax has been paid, may be reimbursed or distributed to the stockholders tax free. Other reimbursements and distributions in excess of these amounts, according to the procedure stipulated by the law, are subject to income tax at the rate of 34% and therefore, stockholders may only dispose of 66% of such amounts.

(10)     Income tax (IT), tax on assets (TA) and tax loss carryforward:
         --------------------------------------------------------------

         In accordance with current tax regulations, companies must pay the greater of IT and TA. Both taxes recognize the effects of inflation, although in a different manner than accounting principles generally accepted in Mexico.

         The TA Law impose a 1.8% rate (2% as of 1994) on assets restated in the case of fixed assets and deducted of some liabilities.

         The TA payable in excess of IT for the year may be recovered in the ten succeeding years, restated by inflation, provided that in any such years IT exceeds TA.





                                      26                           (Continued)

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.

                       Notes to the Financial Statements

                  (Mexican pesos of constant purchasing power
                             at December 31, 1995)

         Since TA exceeded IT in 1994 and 1993, and due to its uncertain recovery, TA payable was charged to operations for the year.

         At December 31, 1995 the TA that may be recovered in the future is as follows:

                                              Amount
                          ------------------------------------------------
                                                Restated at
          Originated in     Original          December 31, 1995       Expire in
          -------------     --------          -----------------       ---------
          1989            $  199,693               432,478              1999
          1990               129,129               328,264              2000
          1994             1,455,414             2,211,647              2004
          1995             1,428,521             1,542,354              2005
                          ----------             ---------

          Total           $3,212,757             4,514,743
                          ==========             =========

         A reconciliation between book and taxable income for the years ended
         December 31, 1995 and 1994 is summarized below:




                                                                  1995               1994
                                                                  ----               ----
          Income before taxes and equity in results of
             associated company                             $  19,643,544         8,250,290
          Add (deduct):
             Accounting effect of the recognition
               of inflation                                   (95,107,008)       (7,127,413)
             Revenues from unapproved construction
               works estimations, net of advances
              received                                       (408,095,696)      (83,988,822)
             Tax cost of construction                          47,693,405        37,451,209
             Non deductible expenses and costs                161,603,060        21,979,702
             Inflationary component, net                      146,645,603           277,128
             Difference between accounting and
               tax depreciation and amortization             (109,194,135)       (2,455,088)
             Other, net                                         3,005,990              --
                                                            -------------       -----------
               Tax loss                                      (233,805,237)      (25,612,914)
                                                            =============       ===========





                                      27                           (Continued)

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.

                       Notes to the Financial Statements

                  (Mexican pesos of constant purchasing power
                             at December 31, 1995)

         At December 31, 1995 there are net timing differences for a net amount of $408,095,696, on which no effect of deferred IT has been recognized as it is considered that they do not meet the requirements set forth by accounting principles generally accepted in Mexico. These differences may increase the tax basis for future years and refer to non taxable revenues from estimations, accruable advances when received, advanced deduction of construction costs and other provisions.

         In accordance with the IT Law, a tax loss for a period, restated by inflation, may be carried forward to the taxable income of the five succeeding tax periods, which under certain circumstances may be extended to ten year period. At December 31, 1995 tax loss carryforward and the year in which the right of use will expire are as follows:

                                              Amount
                                ---------------------------------

                                                   Restated at
         Originated in          Original         December 31, 1994   Expire in
         -------------          --------         -----------------   ---------
         1994                  $ 16,853,925         17,385,231          1999
         1995 (estimated)       233,805,237        233,805,237          2000
                               ============        ===========


(11)     Contingencies and commitments:
         ------------------------------

         a. As mentioned in note 1, the Company has no personnel and administrative services are rendered by four affiliates which, in turn, invoice the Company for payments made to their personnel in case of separation, disability or death, as incurred. The Company records the expense on the same bases and does not recognize a liability to cover other future labor benefits such as seniority premiums, as these are considered immaterial in view of high personnel turnover.

         b. The Company is negotiating to sale the investment in shares of the associate Talleres Navales del Golfo, S. A. de C. V. and the result of this transaction is contingent.

         c. At December 31, 1995 and 1994, the Company is in process of reaching an agreement with certain affiliates to determine the amount payable for barges leasing and office rental. The amount subject to negotiation, recorded as an affiliates' accounts receivable are $31,720,248 and $25,033,494, respectively.





                                      28                           (Continued)

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.

                       Notes to the Financial Statements

                  (Mexican pesos of constant purchasing power
                             at December 31, 1995)

         d. The Company is forced to guarantee public works bid with PEMEX with a bank check in the latters' favor which is neither collected nor recorded, for 5% of the total bid. At December 31, 1995 the balance for this concept amounted to $27,900,100.

         e. The Company is responsible for invoices discounted through factoring, amounting to $5,185,094.

         f. During the normal course of operations, the Company faces several contingencies derived from lawsuits filed against it as well as on its favor, and which, in the opinion of the legal counsel and Company's management, will have no significant effect on the financial statements.

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.
                   CONDENSED STATEMENT OF FINANCIAL POSITION
                               SEPTEMBER 30, 1996
                       (IN THOUSANDS OF MEXICAN PESOS OF
                          CONSTANT PURCHASING POWER AT
                              SEPTEMBER 30, 1996)
                                  (UNAUDITED)


                                        ASSETS
                                        ------
  Current Assets:
           Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $    (2,249)
           Investments, principally in associated company . . . . . . . . . . . . .           94,521
           Accounts receivable:
               Trade  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          539,279
               Related companies  . . . . . . . . . . . . . . . . . . . . . . . . .          101,536
               Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           49,539
           Advances to suppliers  . . . . . . . . . . . . . . . . . . . . . . . . .           41,175
           Other current assets . . . . . . . . . . . . . . . . . . . . . . . . . .            8,291
                                                                                         -----------

                   Total current assets . . . . . . . . . . . . . . . . . . . . . .          832,092
                                                                                         -----------


  Furniture, machinery and construction equipment, net  . . . . . . . . . . . . . .          178,643
                                                                                         -----------

                                                                                         $ 1,010,735
                                                                                         ===========


                See accompanying notes to financial statements.

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.
                   CONDENSED STATEMENT OF FINANCIAL POSITION
                               SEPTEMBER 30, 1996
                       (IN THOUSANDS OF MEXICAN PESOS  OF
                          CONSTANT PURCHASING POWER AT
                              SEPTEMBER 30, 1996)
                                  (UNAUDITED)


                         LIABILITIES AND STOCKHOLDERS' EQUITY
                         ------------------------------------
  Current Liabilities:
           Bank loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 297,146
           Notes payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       54,482
           Accounts payable to suppliers and accrued liabilities  . . . . . . . . .      257,662
           Related companies  . . . . . . . . . . . . . . . . . . . . . . . . . . .      139,375

                   Total current liabilities  . . . . . . . . . . . . . . . . . . .      748,665
                                                                                      ----------


  Long term debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      147,491
                                                                                      ----------
                   Total liabilities  . . . . . . . . . . . . . . . . . . . . . . .      896,156
  Stockholders' equity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      114,579
                                                                                      ----------

  Contingencies                                                                             --
                                                                                      $1,010,735
                                                                                      ==========

                See accompanying notes to financial statements.

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.
                         CONDENSED STATEMENTS OF INCOME
                 NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                       (IN THOUSANDS OF MEXICAN PESOS  OF
                          CONSTANT PURCHASING POWER AT
                              SEPTEMBER 30, 1996)
                                  (UNAUDITED)


                                                                                1996           1995
                                                                                ----           ----
  Income from constructions, services and leasing services  . . . . . .      $ 806,441       $663,723

  Construction cost . . . . . . . . . . . . . . . . . . . . . . . . . .        675,039        558,923
                                                                             ---------       --------

           Gross income . . . . . . . . . . . . . . . . . . . . . . . .        131,402        104,800
  Administration expenses . . . . . . . . . . . . . . . . . . . . . . .         66,610         65,420
                                                                             ---------       --------
           Operating income . . . . . . . . . . . . . . . . . . . . . .         64,792         39,380
  Net financing cost  . . . . . . . . . . . . . . . . . . . . . . . . .          2,099         21,148
  Other income (expenses), net  . . . . . . . . . . . . . . . . . . . .        (17,261)         2,121
                                                                             ---------       --------

           Income before tax and equity in the results
           of associated company  . . . . . . . . . . . . . . . . . . .         45,432         20,353
  Tax on assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,350          1,867
                                                                             ---------       --------
           Income before equity in the results of
           associated company . . . . . . . . . . . . . . . . . . . . .         44,082         18,486
  Equity in the results of associated company . . . . . . . . . . . . .         19,780          5,463
                                                                             ---------       --------

           Net income . . . . . . . . . . . . . . . . . . . . . . . . .      $  24,302       $ 13,023
                                                                             =========       ========


                See accompanying notes to financial statements.

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.
             CONDENSED STATEMENTS OF CHANGES IN FINANCIAL POSITION
                 NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                       (IN THOUSANDS OF MEXICAN PESOS OF
                          CONSTANT PURCHASING POWER AT
                              SEPTEMBER 30, 1996)
                                  (UNAUDITED)


                                                                               1996              1995
                                                                               ----              ----
  Operating activities:
           Net income . . . . . . . . . . . . . . . . . . . . . . . . .      $  24,302       $  13,023
           Add charges not requiring funds:
               Depreciation and amortization  . . . . . . . . . . . . .         10,261           9,886
               Equity in the results of associated company  . . . . . .         19,780           5,463
                                                                             ---------       ---------

               Funds provided by operations . . . . . . . . . . . . . .         54,343          28,372

  Net investing in operating accounts . . . . . . . . . . . . . . . . .         43,237        (281,930)
                                                                             ---------       ---------

               Funds provided by (used in) operating activities . . . .         97,580        (253,558)
                                                                             ---------       ---------
  Financing activities:
           Bank loans, net  . . . . . . . . . . . . . . . . . . . . . .        (89,968)        138,410
           Related parties  . . . . . . . . . . . . . . . . . . . . . .        (28,100)        107,224
                                                                             ---------       ---------

               Funds provided by (used in) financing activities . . . .       (118,068)        245,634
                                                                             ---------       ---------
  Investing activities:
           Acquisition of furniture, machinery and equipment, net . . .         (1,957)         (1,510)
           Advance for the acquisition of shares  . . . . . . . . . . .           --           (10,638)
                                                                             ---------       ---------

               Funds used in investing activities . . . . . . . . . . .         (1,957)        (12,148)
                                                                             ---------       ---------

  Decreases in cash . . . . . . . . . . . . . . . . . . . . . . . . . .        (22,445)        (20,072)
  Cash:
           At beginning of period . . . . . . . . . . . . . . . . . . .         20,196          22,354
                                                                             ---------       ---------

           At end of period . . . . . . . . . . . . . . . . . . . . . .      $  (2,249)      $   2,282
                                                                             =========       =========

                See accompanying notes to financial statements.

                CCC FABRICACIONES Y CONSTRUCCIONES, S.A. DE C.V.

                  Notes to the Condensed Financial Statements

                  (Mexican Pesos of Constant Purchasing Power at September 30, 1996, except as indicated)

                                  (Unaudited)


1. BASIS OF PRESENTATION - The accompanying unaudited condensed financial statements include the accounts of the Company. In the opinion of management of the Company, all adjustments (such adjustments consisting only of a normal recurring nature) necessary for a fair presentation of the operating results for the interim periods presented have been included in the unaudited condensed financial statements.

2. CONTINGENCIES - The Company is forced to guarantee public works bid with Petroleos Mexicanos ("PEMEX") with a bank check in the latter's favor which is neither collected nor recorded, for 5% of the total bid. At September 30, 1996 the balance for this concept amounted to approximately $155,506,000.

         In the ordinary course of business, the Company is responsible for invoices discounted through factoring. As of September 30, 1996 there were no invoices subject to factoring.

         During the normal course of operations, the Company faces several contingencies derived from lawsuits filed against it as well as on its favor, and which, in the opinion of the legal counsel and Company's management, will have no significant effect on the financial statements.

3. SUBSEQUENT EVENTS - During October 1996 the Company sold its investment in shares of the associate Talleres Navales del Golfco, S.A. de C.V. for $94,375,000 and recognized a loss on the disposition approximating $16,000,000. Included under the caption "equity in the results of associated company" for 1996 is a charge of $16,000,000 to recognize the loss as of September 30, 1996.

         On December 23, 1996 Global Industries, Ltd. ("Global") acquired from
         J. Ray McDermott, S.A. a 49% ownership interest in the Company. Coincident with the acquisition, Global (i) loaned US $23.0 million to the Company to repay US $15.0 million of existing bank indebtedness and for working capital needs and (ii) provided performance guarantees supporting approximately US $50.0 million of the Company's existing indebtedness primarily relating to construction projects in progress.

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 12, 1997

                              GLOBAL INDUSTRIES, LTD.

                              By:    /S/ MICHAEL J. POLLOCK
                                  ---------------------------------
                                     Michael J. Pollock
                                     Vice President, Chief Financial Officer

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                                    DESCRIPTION
         ------                                    -----------
          23.1           Consent of KPMG Cardenas Dosal, S.C.